Exhibit 10.1

IIIIII

CREDIT AGREEMENT AND DISCLOSURE

11-21-2028
$20,000,000.00	11-21-2025 11-21-2028	5870613	CL55	***	i

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.J

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Initials 7

Borrower:Sterling Properties, LLLP

4340 18th Ave S Ste 200

Fargo, ND 58103

Lender:Gate City Bank Business Banking

500 2nd Ave N

PO Box 2847

Fargo, ND 58102

CREDIT LIMIT: $20,000,000.00DATE OF AGREEMENT: November 21, 2025

Introduction. This Credit Agreement and Disclosure ("Agreement") governs Borrower's line of credit (the "Credit Line" or the "Credit Line Account") issued through Gate City Bank. In this Agreement, the words "Borrower," "you," "your," and "Applicant" mean each and every person who signs this Agreement, including all Borrowers named above. The words "we," "us," "our," and "Lender" mean Gate City Bank. Borrower agrees to the following terms and conditions:

Promise to Pay. Borrower promises to pay Gate City Bank, or order, the total of all credit advances and accrued interest, together with all fees, charges, costs and expenses for which Borrower is responsible under this Agreement or under security agreements which secure Borrower's Credit Line. Borrower will pay Borrower's Credit Line according to the payment terms set forth below. If there is more than one Borrower, each is jointly and severally liable on this Agreement. This means Lender can require any Borrower to pay all amounts due under this Agreement, including credit advances made to any Borrower. Each Borrower authorizes any other Borrower, on the authority of any one Borrower's signature alone, to cancel the Credit Line, to request and receive credit advances, and to do all other things necessary to carry out the terms of this Agreement. Lender can release any Borrower from responsibility under this Agreement, and the others will remain responsible.

Term. The term of Borrower's Credit Line will begin as of the date of this Agreement ("Opening Date") and will continue until November 21, 2028 ("Maturity Date"). All indebtedness under this Agreement, if not already paid pursuant to the payment provisions below, will be due and payable upon maturity. The draw period of Borrower's Credit Line will begin following the perfection of the Mortgages (the "Effective Disbursement Date"). Borrower may obtain credit advances during this period ("Draw Period"). Borrower agrees that Lender may renew or extend the period during which Borrower may obtain credit advances or make payments. Borrower further agrees that Lender may renew or extend Borrower's Credit Line Account.

Minimum Payment. Borrower's "Regular Payment" will equal the amount of Borrower's accrued interest. Borrower will make 35 of these payments. Borrower will then be required to pay the entire balance owing in a single balloon payment. If Borrower makes only the "Minimum Payments", Borrower may not repay any of the principal balance by the end of the payment stream and a final balloon payment will be due at maturity of the Credit Line. Borrower's payments will be due monthly. Borrower's "Minimum Payment" is Borrower's Regular Payment, plus any amounts past due and all fees and charges. An increase in the Annual Percentage Rate may increase the amount of Borrower's Regular Payment and the final balloon payment due at maturity of the Credit Line. Borrower agrees to pay not less than the Minimum Payment on or before the due date indicated on Borrower's periodic billing statement. Borrower agrees that if any payment is insufficient to cover accrued interest charges that Lender may add any unpaid accrued interest to the principal balance and that Lender may charge interest at the Annual Percentage Rate set forth in this Agreement on the increased Credit Line Account balance that includes these unpaid accrued interest charges.

How Borrower's Payments Are Applied. Unless otherwise agreed or required by applicable law, payments and other credits will be applied first to accrued interest; then to unpaid principal; and then to late charges and other charges.

Receipt of Payments. All payments must be made in U.S. dollars and must be received by Lender at: Gate City Bank, P.O. Box 2847, 500 2nd Avenue North, Fargo, ND 58108. Payments must be received consistent with the following payment instructions: To ensure payments are properly credited to your account all loan payments must be accompanied by the account number or payment coupon provided to you by Gate City Bank. Loan payments must be sent to Gate City Bank, P.O. Box 2847, Fargo, ND 58108-2847 or P.O. Box 6000, Fargo, ND 58108-6000. Loan payments may also be made in person at any Gate City Bank office. Hours of operation for receiving loan payments are 9:00 a.m. to 4:00

p.m. Monday thru Friday, except bank holidays, and during Saturday business hours at any Gate City Bank office that is open. Payments established by automatic withdrawal from a deposit account will be credited the same day as the withdrawal. All other payments received will be credited as of the next loan operations business day or as otherwise permitted by law. . Lender may modify these payment instructions, including changing the address for payments, by providing updated payment instructions on or with Borrower's periodic billing statement. If a payment is made consistent with Lender's payment instructions but received after 4:00 PM Central Standard Time on a business day, Lender will apply Borrower's payment to Borrower's Credit Line on the next business day.

Credit Limit. This Agreement covers a revolving line of credit for the principal amount of Twenty Million & 00/100 Dollars ($20,000,000.00), which will be Borrower's "Credit Limit" under this Agreement. Borrower may borrow against the Credit Line, repay any portion of the amount borrowed, and re-borrow up to the amount of the Credit Limit. Borrower's Credit Limit is the maximum amount Borrower may have outstanding at any one time. Borrower agrees not to attempt, request, or obtain a credit advance that will make Borrower's Credit Line Account balance exceed Borrower's Credit Limit. Borrower's Credit Limit will not be increased should Borrower overdraw Borrower's Credit Line Account. If Borrower exceeds Borrower's Credit Limit, Borrower agrees to repay immediately the amount by which Borrower's Credit Line Account exceeds Borrower's Credit Limit, even if Lender has not yet billed Borrower. Any amount greater than the Credit Limit will be secured by the security agreement covering Borrower's property.

Charges to Borrower's Credit Line. Lender may charge Borrower's Credit Line to pay other fees and costs that Borrower is obligated to pay under this Agreement, the Mortgages or any other document related to Borrower's Credit Line. In addition, Lender may charge Borrower's Credit Line for funds required for continuing insurance coverage as described in the paragraph titled "Insurance" below or as described in the Mortgages for this transaction. Lender may also, at Lender's option, charge Borrower's Credit Line to pay any costs or expenses to protect or perfect Lender's security interest in Borrower's property. These costs or expenses include, without limitation, payments to cure defaults under any existing liens on Borrower's property. If Borrower does not pay Borrower's property taxes, Lender may charge Borrower's Credit Line and pay the delinquent taxes. Any amount so charged to Borrower's Credit Line will be a credit advance and will decrease the funds available, if any, under the Credit Line. However, Lender has no obligation to provide any of the credit advances referred to in this paragraph.

Credit Advances. Beginning on the Effective Disbursement Date of this Agreement, Borrower may obtain credit advances under Borrower's Credit Line as follows:

Credit Line Checks. Writing a preprinted "Line of Credit Check" that Lender will supply to Borrower.

Telephone Request. Requesting a credit advance from Borrower's Credit Line to be applied to Borrower's designated account by telephone. Except for transactions covered by the federal Electronic Fund Transfers Act and unless otherwise agreed in Borrower's deposit account agreement, Borrower acknowledges and Borrower agrees that Lender does not accept responsibility for the authenticity of telephone instructions and that Lender will not be liable for any loss, expense, or cost arising out of any telephone request, including any fraudulent or unauthorized telephone request, when acting upon such instructions believed to be genuine.

Overdrafts. Overdrawing a designated deposit account with us. Overdrafts may occur in the designated deposit account as a result of any transaction made or initiated in the account, which, either alone or together with other transactions in the account, exceeds the available collected balance in the account. Lender may, but are not required to, use the entire credit limit available under this Credit Line Account to authorize and/or pay debit card and ATM transactions on the designated deposit account.

Requests By Mail. Requesting an advance by mail.

Requests in Person. Requesting a credit advance in person at any of Lender's authorized locations.

If there is more than one person authorized to use this Credit Line Account, Borrower agrees not to give Lender conflicting instructions, such as one Borrower telling Lender not to give advances to the other.

Limitations on the Use of Checks. Lender reserves the right not to honor Line of Credit Checks in the following circumstances:

Credit Limit Violation. Borrower's Credit Limit has been or would be exceeded by paying the Line of Credit Check.

Post-dated Checks. Borrower's Line of Credit Check is post-dated. If a post-dated Line of Credit Check is paid and as a result any other check is returned or not paid, Lender is not responsible.

Exhibit 10.1

Stolen Checks. Borrower's Line of Credit Checks have been reported lost or stolen.

CREDIT AGREEMENT AND DISCLOSURE

(Continued)

Loan No: 5870613

Unauthorized Signatures. Borrower's Line of Credit Check is not signed by an "Authorized Signer" as defined below.

Termination or Suspension. Borrower is in default or otherwise is in violation of this Agreement or would be so if Lender paid the Line of Credit Check.

Transaction Violation. Borrower's Line of Credit Check is less than the minimum amount required by this Agreement or Borrower is in violation of any other transaction requirement or would be if Lender paid the Line of Credit Check.

If Lender pays any Line of Credit Check under these conditions, Borrower must repay Lender, subject to applicable laws, for the amount of the Line of Credit Check. The Line of Credit Check itself will be evidence of Borrower's debt to Lender together with this Agreement. Lender's liability, if any, for wrongful dishonor of a check is limited to Borrower's actual damages. Dishonor for any reason as provided in this Agreement is not wrongful dishonor. Lender may choose not to return Line of Credit Checks along with Borrower's periodic billing statements; however, Borrower's use of each Line of Credit Check will be reflected on Borrower's periodic statement as a credit advance. Lender does not "certify" Line of Credit Checks drawn on Borrower's Credit Line.

Transaction Requirements. The following transaction limitations will apply to the use of Borrower's Credit Line:

Credit Line Line of Credit Check, Telephone Request, Overdraft, Request By Mail and In Person Request Limitations. There are no transaction limitations for the writing of Line of Credit Checks, requesting an advance by telephone, overdrawing a designated deposit account, requesting an advance by mail or requesting an advance in person.

Limitation on All Access Devices. Borrower may not use any access device, whether described above or added in the future, for any illegal or unlawful transaction, and Lender may decline to authorize any transaction that Lender believes poses an undue risk of illegality or unlawfulness. Notwithstanding the foregoing, Lender may collect on any debt arising out of any illegal or unlawful transaction.

Authorized Signers. The words "Authorized Signer" on Line of Credit Checks as used in this Agreement mean and include each person who (a) signs the application for this Credit Line, (b) signs this Agreement, or (c) has executed a separate signature authorization card for the Credit Line Account.

Lost Line of Credit Checks. If Borrower loses Borrower's Line of Credit Checks or if someone is using them without Borrower's permission, Borrower agrees to let Lender know immediately. The fastest way to notify Lender is by calling Lender at (701) 293-2400. Borrower also can notify Lender at Gate City Bank P.O. Box 2847, Fargo, ND 58108-2847.

Liability For Unauthorized Use. If Borrower notices the loss or theft of Borrower's debit card or a possible "unauthorized use" (as defined below) of Borrower's card, Borrower should write to Lender immediately at Gate City Bank, Business Banking, 500 2nd Ave N, PO Box 2847, Fargo, ND 58102 or call Lender at (  )_.

Borrower will not be liable for any unauthorized use of Borrower's debit card after Borrower notifies Lender. Borrower may, however, be liable for unauthorized use that occurs before Borrower's notice to Lender. In any case, Borrower's liability will not exceed $50.00 or a lesser amount under applicable state law.

For purposes of debit card transactions and Borrower's liability under Regulation Z, "unauthorized use" means the use of a debit card by a person, other than the cardholder, who does not have actual, implied, or apparent authority for such use, and from which the cardholder received no benefit. Cardholders that are either consumers or businesses may be covered by the liability limits provided under Regulation Z.

If the Credit Line is accessed through an unauthorized use of an access method other than a debit card, Borrower may be liable for the unauthorized use in accordance with applicable law and any other agreement Borrower has with Lender regarding liability for unauthorized use of the Credit Line.

Future Credit Line Services. Borrower's application for this Credit Line also serves as a request to receive any new services (such as access devices) which may be available at some future time as one of Lender's services in connection with this Credit Line. Borrower understands that this request is voluntary and that Borrower may refuse any of these new services at the time they are offered. Borrower further understands that the terms and conditions of this Agreement, together with any specific terms covering the new service, will govern any transactions made pursuant to any of these new services.

Collateral. Borrower acknowledges this Agreement is secured by Real Property located at 4900 15th Ave S, Fargo, ND 58103, Real Property located at 1898, 1850, 1802, 1998 30th Ave S and 1899, 1875, 1825 28th Ave S, Grand Forks, ND 58201, Real Property located at 2907 and 2925 Iowa Lane and 2908 Arizona Dr, Bismarck, ND 58503, Real Property located at 2735 and 2835 Rice St, Roseville, MN 55113.

Insurance. Borrower must obtain insurance on the Property securing this Agreement that is reasonably satisfactory to Lender. Borrower may obtain property insurance through any company of Borrower's choice that is reasonably satisfactory to Lender. Borrower has the option of providing any insurance required under this Agreement through an existing policy or a policy independently obtained and paid for by Borrower, subject to Lender's right, for reasonable cause before credit is extended, to decline any insurance provided by Borrower. Subject to applicable law, if Borrower fails to obtain or maintain insurance as required in the Mortgages, Lender may purchase insurance to protect Lender's own interest, add the premium to Borrower's balance, declare the loan in default, or do any one or more of these things.

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation, all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

Periodic Statements. If Borrower has a balance owing on Borrower's Credit Line Account or has any account activity, Lender will send Borrower a periodic statement, unless prohibited by applicable law. It will show, among other things, credit advances, interest charges, fees, other charges, payments made, other credits, Borrower's "Previous Balance," and Borrower's "New Balance." Borrower's statement also will identify the Minimum Payment Borrower must make for that billing period and the date it is due.

When Interest Begins To Accrue. Interest on credit advances under Borrower's Credit Line will begin to accrue on the date of the credit advance. There is no "grace period" which would allow Borrower to avoid paying interest on Borrower's Credit Line credit advances.

Method Used to Determine the Balance on Which Interest Will Be Computed. The interest charge on the Credit Line Account is calculated by applying the applicable "Daily Periodic Rate" described below to the "average daily balance" of the Credit Line Account. To get the average daily balance, Lender takes the beginning balance of Borrower's Credit Line Account each day, adds any new advances and subtracts any payments or credits. This gives Lender a daily balance. Then, Lender adds up all the daily balances for the billing cycle and divides the total by the number of days in the billing cycle. This gives Lender the "average daily balance."

Method of Determining the Amount of Interest Charges. The interest charged to the Credit Line Account is determined by applying the applicable Daily Periodic Rate described below to the daily balance described herein. Then Lender multiplies the daily periodic interest charge by the number of days in the billing cycle (but not including February 29).

Annual Percentage Rate. The Annual Percentage Rate on Borrower's Credit Line is subject to change from time to time based on changes in an independent index which is the index issued by the large US Money Center Commercial Banks and published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Agreement, Lender may amend the terms of this Agreement by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Agreement will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. The Annual Percentage Rate on Borrower's Credit Line is based upon the Index as well as the margin described in the table below.

The Annual Percentage Rate on Borrower's Credit Line Account will increase or decrease as the Index increases or decreases from time to time. If the Annual Percentage Rate increases, it will have the effect disclosed in the "Minimum Payment" paragraph. To determine the Annual Percentage Rate for the Credit Line Account, Lender subtracts the applicable margin described in the table below from (adds a negative margin to) the value of the Index. This result is the Annual Percentage Rate. The Daily Periodic Rate is equal to the Annual Percentage Rate divided by

360. In no event will the Annual Percentage Rate be less than 4.000% or more than 18.000%, nor will the Annual Percentage Rate exceed the maximum rate allowed by applicable law. Adjustments to the Annual Percentage Rate resulting from changes in the Index will take effect monthly, on the 6th of each month. Today the Index is 7.000%, and therefore the applicable Annual Percentage Rate and the corresponding Daily Periodic Rate on Borrower's Credit Line Account are as stated below:

CREDIT AGREEMENT AND DISCLOSURE

(Continued)

Loan No: 5870613

Range of Balance or Conditions

All Balances

Current Rates for the Credit Line Account

Margin Added

to IndexAnnual Percentage Rate

-1.500%5.500%

Daily Periodic Rate

0.01528%

Notwithstanding any other provision of this Agreement, Lender will not charge interest on any undisbursed loan proceeds. Fees Imposed on the Credit Line. Borrower agrees to pay the following fees:

Late Charge. In addition to Lender's rights upon default, Borrower's payment will be late if it is not received by Lender within 10 days after the "Payment Due Date" shown on Borrower's periodic statement. If Borrower's payment is late Lender may charge Borrower 5.000% of the payment or $10.00, whichever is greater.

Additional Fees. The following additional fees will be paid in cash or charged to Borrower's Credit Line ("Financed"):

Description		Financed	In Cash
Flood Certification Fee		$180.00
Title Fee		$24,056.00
ND Recording Fee		$390.00
MN Recording Fee		$92.00
MN Registry Tax Fee		$60,000.00
MN County Conservation Fee		$5.00
Appraisal Fee		$4,000.00
	Total:	$88,723.00

Right to Credit Advances. Beginning on the Effective Disbursement Date, Lender will honor Borrower's requests for credit advances up to Borrower's Credit Limit so long as: (A) Borrower is not in default under the terms of this Agreement; (B) this Agreement has not been terminated or suspended.

Default. Lender may declare Borrower to be in default if any one or more of the following events occur: (A) Borrower fails to pay a Minimum Payment when due; (B) an event of default occurs under the security agreement for the Property; (C) the Property is further encumbered in any way, voluntarily or involuntarily; (D) Borrower dies; (E) Borrower makes any false or misleading statements on Borrower's Credit Line application; (F) Borrower violates any provision of this Agreement or any other agreement with Lender; (G) any garnishment, attachment, or execution is issued against any material asset owned by Borrower; (H) Borrower exceeds Borrower's Credit Limit; (I) Borrower files for bankruptcy or other insolvency relief, or an involuntary petition under the provisions of the Bankruptcy Code is filed against Borrower; (J) Lender in good faith believes itself insecure.

Lender's Rights. If Borrower is in default, Lender will send notice to Borrower setting forth a time period of at least ten (10) days within which such default may be cured. During this cure period, without notice, Lender may suspend Borrower's Credit Line as provided below. If such default is not cured during this period, Lender may either terminate or continue suspension of Borrower's Credit Line Account.

Suspension. If Lender suspends Borrower's Credit Line, Borrower will lose the right to obtain further credit advances. However, all other terms of this Agreement will remain in effect and be binding upon Borrower, including Borrower's liability for any further unauthorized use of any Credit Line access devices.

Termination. If Lender terminates Borrower's Credit Line, Borrower's Credit Line will be suspended and the entire unpaid balance of Borrower's Credit Line Account will be immediately due and payable, without prior notice except as may be required by law, and Borrower agrees to pay that amount plus all interest, fees and other amounts due under this Agreement.

Collection Costs. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

Access Devices. If Borrower's Credit Line is suspended or terminated, Borrower must immediately return to Lender all Line of Credit Checks and any other access devices. Any use of Line of Credit Checks or other access devices following suspension or termination may be considered fraudulent. Borrower will also remain liable for any further use of Line of Credit Checks or other Credit Line access devices not returned to Lender.

Delay in Enforcement. Lender may delay or waive the enforcement of any of Lender's rights under this Agreement without losing that right or any other right. If Lender delays or waives any of Lender's rights, Lender may enforce that right at any time in the future without advance notice. For example, not terminating Borrower's account for non-payment will not be a waiver of Lender's right to terminate Borrower's account in the future if Borrower has not paid.

Termination by Borrower. If Borrower terminates this Agreement, Borrower must notify Lender in writing at the address shown on Borrower's periodic billing statement or other designated address and return all Line of Credit Checks and any other access devices to Lender. Despite termination, Borrower's obligations under this Agreement will remain in full force and effect until Borrower has paid Lender all amounts due under this Agreement.

Prepayment. Borrower may prepay all or any amount owing under this Credit Line at any time without penalty, except Lender will be entitled to receive all accrued interest, fees, and other charges, if any. Payments in excess of Borrower's Minimum Payment will not relieve Borrower of Borrower's obligation to continue to make Borrower's Minimum Payments. Instead, they will reduce the principal balance owed on the Credit Line. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Gate City Bank, Business Banking, 500 2nd Ave N, PO Box 2847, Fargo, ND 58102.

Notices. All notices will be sent to Borrower's address as shown in Borrower's Credit Line application. Notices will be mailed to Borrower at a different address if Borrower gives Lender written notice of a different address. Borrower agrees to advise Lender promptly if Borrower changes Borrower's mailing address.

Annual Review. Borrower agrees that Borrower will provide Lender with a current financial statement, a new credit application, or both, annually, on forms provided by Lender. Based upon this information Lender will conduct an annual review of Borrower's Credit Line Account. Borrower also agrees Lender may obtain credit reports on Borrower at any time, at Lender's sole option and expense, for any reason, including but not limited to determining whether there has been an adverse change in Borrower's financial condition. Lender may require a new appraisal of the Property which secures Borrower's Credit Line at any time, including an internal inspection, at Lender's sole option and expense. Based upon a material adverse change in Borrower's financial condition (such as termination of employment or loss of income), Lender may suspend Borrower's Credit Line.

Transfer or Assignment. Without prior notice or approval from Borrower, Lender reserves the right to sell or transfer Borrower's Credit Line Account and Lender's rights and obligations under this Agreement to another lender, entity, or person, and to assign Lender's rights under the Mortgages. Borrower's rights under this Agreement belong to Borrower only and may not be transferred or assigned. Borrower's obligations, however, are binding on Borrower's heirs and legal representatives. Upon any such sale or transfer, Lender will have no further obligation to provide Borrower with credit advances or to perform any other obligation under this Agreement.

Payment Due Date Classic Line. Your payment will be due monthly, on the 8th of each month.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of North Dakota without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of North Dakota.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Cass County, State

CREDIT AGREEMENT AND DISCLOSURE

(Continued)

Loan No: 5870613

of North Dakota.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Interpretation. Borrower agrees that this Agreement, together with the Mortgages, is the most reliable evidence of Borrower's agreements with Lender. If a court finds that any provision of this Agreement is not valid or should not be enforced, that fact by itself will not mean that the rest of this Agreement will not be valid or enforced. Therefore, a court may enforce the rest of the provisions of this Agreement even if a provision of this Agreement may be found to be invalid or unenforceable. If Lender goes to court for any reason, Lender can use a copy, filmed or electronic, of any periodic statement, this Agreement, the Mortgages or any other document to prove what Borrower owes Lender or that a transaction has taken place. The copy, microfilm, microfiche, or optical image will have the same validity as the original. Borrower agrees that, except to the extent Borrower can show there is a billing error, Borrower's most current periodic statement is the most reliable evidence of Borrower's obligation to pay.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Acknowledgment and Amendments. Borrower understands and agrees to the terms and conditions in this Agreement. Borrower acknowledges that, subject to applicable laws, Lender has the right to change the terms and conditions of the Credit Line program, including without limitation, the Margin. Borrower also understands and agrees that Borrower may be subject to other agreements with Lender regarding transfer instruments or access devices which may access Borrower's Credit Line. Any person signing below may request a modification to this Agreement, and, if granted, the modification will be binding upon all signers. By signing this Agreement, Borrower acknowledges that Borrower has read this Agreement. Borrower also acknowledges receipt of a completed copy of this Agreement.

BORROWER:

STERLING PROPERTIES, LLLP

STERLING REAL ESTATE TRUST DBA STERLING MULTIFAMILY TRUST, General Partner of Sterling Properties, LLLP

By: /s/ Luke Brady Swenson

Luke Brady Swenson, Chief Investment Officer of Sterling Real Estate Trust DBA Sterling Multifamily Trust

LaserPro, Ver. 25.2.20.003 Copr. Finastra USA Corporation 1997, 2025. All Rights Rese